UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: December 1, 2009

(Date of earliest event reported)

Forbes Energy Services Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda	333-150853-04	98-0581100
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3000 South Business Highway 281 Alice, Texas		78332
(Address of Principal Executive Offices)		(Zip Code)

(361) 664-0549

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	– Entry into a Material Definitive Agreement

The information contained in Item 3.02 below is hereby incorporated by reference into this Item 1.01.

Item 3.02	– Unregistered Sales of Equity Securities

On December 4, 2009, Forbes Energy Services Ltd., a company formed under the laws of Bermuda, or the Company, entered into an Underwriting Agreement with an underwriter, pursuant to which the underwriter has agreed to purchase and offer to subscribers, or obtain substituted purchasers to purchase from the Company, 18,750,000 common shares, or the Common Shares, of the Company at a price of CDN$0.80 per Common Share, for total gross proceeds to the Company of CDN$15,000,000. The Company has also granted the underwriter an option, or the Over-Allotment Option, to purchase up to an additional 2,812,500 Common Shares at a price of CDN$0.80 per Common Share, exercisable, in whole or in part, at any time prior to 30 days after the closing of the offering, for cumulative total gross proceeds to the Company of CDN$17,250,000 if the Over-Allotment Option is exercised in full. In consideration therefor, the Company will pay the underwriter a cash commission equal to 6% of the gross proceeds from the sale of the Common Shares. The Underwriting Agreement superseded a Letter Agreement, dated December 1, 2009, between the Company and the underwriter, containing terms similar to those described above regarding the Underwriting Agreement. The closing of the offering is subject to customary conditions, including approval by the Toronto Stock Exchange of the listing of the Common Shares to be issued under the offering, and is expected to occur on or about December 17, 2009.

It is contemplated that the sale of the Common Shares will be made to non-U.S. purchasers in Canada pursuant to a short form prospectus and to certain U.S. accredited investors in a private placement pursuant to subscription agreements. The Company plans to rely on exemptions from United States registration requirements provided by Section 4(2) of the Securities Act of 1933, as amended, and Regulations D and S promulgated thereunder. Notwithstanding the foregoing, this disclosure does not constitute an offer to sell or the solicitation of an offer to buy any of the Company’s securities. These securities have not been and will not be registered under the United States Securities Act of 1933, as amended, or the securities laws of any state of the United States, and may not be offered or sold in the United States unless an exemption from registration is available.

The foregoing description of the Letter Agreement and the Underwriting Agreement is only a summary and is qualified in its entirety by reference to the full text of the Letter Agreement and the Underwriting Agreement, copies of which are attached hereto as Exhibits 1.1 and 1.2 to this Current Report on Form 8-K and are incorporated by reference in this Item 3.02.

Forward-Looking Information Advisory

This report contains “forward-looking statements,” as contemplated by the Private Securities Litigation Reform Act of 1995, including statements regarding the anticipated closing of the announced transaction. The Company gives no assurance that the forward-looking statements will prove to be correct and does not undertake any duty to update them. The closing of the sale of the Common Shares is dependent on a variety of factors, including whether the Company will be able to satisfy the closing conditions. Additional factors that you should consider are set forth in detail in the Risk Factors section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 (the “Form 10-K”) as well as other filings the Company has made with the Securities and Exchange Commission.

Item 8.01	– Other Events

In order to reflect the issuance by certain of the Company’s subsidiaries of the $20 million in aggregate principal amount of First Lien Floating Rate Notes due 2014, the repayment and termination of the Company’s revolving credit facility with Citibank, N.A. and the potential equity offering described in Item 3.02 above, the Company is updating certain risk factors that are set forth in its Annual Report on Form 10-K for the year ended December 31, 2008. The risk factors titled (i) “We may be adversely affected by uncertainty in the global financial markets and worldwide economic downturn”; (ii) “Our indebtedness could restrict our operations and make us more vulnerable to adverse economic conditions”; (iii) “We anticipate having substantial capital requirements that, if not met, may slow our operations” and (iv) “The indenture governing the Senior Secured Notes and the credit agreement governing the Credit Facility impose significant operating and financial restrictions on us that may prevent us from pursuing certain business opportunities and restrict our ability to operate our business” are superseded by the risk factors below. References to “we,” “us” and “our” in the risk factors below mean the Company and its subsidiaries.

We may be adversely affected by uncertainty in the global financial markets and worldwide economic downturn.

Our future results may be impacted by the worldwide economic downturn, continued volatility or further deterioration in the debt and equity capital markets, inflation, deflation, or other adverse economic conditions that may negatively affect us or parties with whom we do business resulting in their non-payment or inability to perform obligations owed to us such as the failure of customers to honor their commitments, the failure of major suppliers to complete orders. Additionally, credit market conditions may slow our collection efforts as customers experience increased difficulty in obtaining requisite financing, potentially leading to lost revenue and higher than normal accounts receivable. This could result in greater expense associated with collection efforts and increased bad debt expense.

The cost of raising money in the debt and equity capital markets has increased substantially during the current financial crisis while the availability of funds from those markets has diminished significantly. The current global economic downturn may adversely impact our ability to issue additional debt and institutional investors have responded to their customers by increasing interest rates, enacting tighter lending standards and refusing to refinance existing debt upon maturity or on terms similar to expiring debt. Even with the net proceeds of the potential equity offering described in Item 3.02 above, we may require additional capital in the future. However, due to the above listed factors, we cannot be certain that additional funding will be available if needed and, to the extent required, on acceptable terms.

Our indebtedness could restrict our operations and make us more vulnerable to adverse economic conditions.

As of November 30, 2009, our long-term debt, including current maturities, was $215.2 million. In the event the downturn continues or worsens, our level of indebtedness may adversely affect operations and limit our growth. Our level of indebtedness may affect our operations in several ways, including the following:

•	by increasing our vulnerability to general adverse economic and industry conditions;

•	due to the fact that the covenants that are contained in the agreements governing our indebtedness limit our ability to borrow funds, dispose of assets, pay dividends and make certain investments;

•

due to the fact that any failure to comply with the financial or other covenants of our debt could result in an event of default, which could result in some or all of our indebtedness becoming immediately due and payable; and

•	due to the fact that our level of debt may impair our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions or other general corporate purposes.

These restrictions could have a material adverse effect on our business, financial position, results of operations and cash flows and the ability to satisfy the obligations under our debt agreements. Further, due to cross-default provisions in the indenture governing our 11% senior secured notes, or the Second Priority Notes, and the indenture governing or first lien floating rate notes, or First Priority Notes, a default and acceleration of outstanding debt under one indenture would result in the default and possible acceleration of outstanding debt under our other indenture. Accordingly, an event of default could result in all or a portion of our outstanding debt becoming immediately due and payable. If this occurred, we might not be able to obtain waivers or secure alternative financing to satisfy all of our obligations simultaneously.

We anticipate having substantial capital requirements that, if not met, may slow our operations.

Our business strategy is based in part upon the continued expansion of our fleet through the purchase of new well servicing rigs, vacuum trucks, and related equipment. In order to continue to implement our business strategy, we will be required to expend substantial sums for any such purchases. We expect to pay for these capital expenditures through cash flow from operations, short-term equipment vendor financings, and other permitted financings. To continue to fund future growth, including making additional capital expenditures to purchase additional equipment and, over the longer term, to remain competitive, we may need to obtain additional financings, some of which may be secured, and/or to raise capital through the sale of additional debt or equity securities. Our ability to obtain financing or to access the capital markets for future offerings may be limited by the restrictive covenants in our current and future debt agreements, by our future financial condition, and by adverse market conditions resulting from, among other things, general economic conditions and contingencies and uncertainties beyond our control.

In light of the current market conditions and the deteriorating demand for our services, capital requirements for new equipment purchases are not currently an issue. However, an upturn in the market would renew the risks discussed in this risk factor.

The indentures governing the Second Priority Notes and the First Priority Notes impose significant operating and financial restrictions on us that may prevent us from pursuing certain business opportunities and restrict our ability to operate our business.

The indentures governing the Second Priority Notes and the First Priority Notes contain covenants that restrict our ability to take various actions, such as

•	incurring or guaranteeing additional indebtedness or issuing disqualified capital stock;

•	creating or incurring liens;

•	engaging in business other than our current business and reasonably related extensions thereof;

•	making loans and investments;

•	paying certain dividends, distributions, redeeming subordinated indebtedness or making other restricted payments;

•	incurring dividend or other payment restrictions affecting certain subsidiaries;

•	transferring or selling assets;

•	entering into transactions with affiliates;

•	making capital expenditures;

•	entering into sale/leaseback transactions;

•	consummating a merger, consolidation or sale of all or substantially all of our assets; and

•	moving assets outside of the United States.

The restrictions contained in the indentures could also limit our ability to plan for or react to market conditions, meet capital needs or otherwise restrict our activities or business plans and adversely affect our ability to fund our operations, enter into acquisitions or to engage in other business activities that would be in our interest.

Item 9.01	– Financial Statements and Exhibits

(c)	Exhibits.

Exhibit No.	Description

1.1	Letter Agreement dated December 1, 2009, by and among the underwriter and Forbes Energy Services Ltd.

1.2	Underwriting Agreement dated December 4, 2009, by and among the underwriter and Forbes Energy Services Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Forbes Energy Services Ltd.

Date: December 7, 2009	By:	/S/ L. MELVIN COOPER
L. Melvin Cooper
Senior Vice President, Chief Financial Officer and
Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Letter Agreement dated December 1, 2009, by and among the underwriter and Forbes Energy Services Ltd.

1.2	Underwriting Agreement dated December 4, 2009, by and among the underwriter and Forbes Energy Services Ltd.